[Hunton & Williams Letterhead]




                                                                     Exhibit 8.1


                                December 31, 1998


Crestar Securitization, LLC
6802 Paragon Place, 3rd Floor
Richmond, Virginia  23230-9428


                           Crestar Securitization, LLC

Ladies and Gentlemen:

            We have acted as special tax counsel to Crestar Securitization, LLC, a Virginia limited liability company (the "Depositor"), in connection with the preparation of a Registration Statement on Form S-3 (No. 333-51725) (the "Registration Statement"), which was filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Student Loan Asset Backed Notes (the "Notes"). As set forth in the Registration Statement, each series of Notes (a "Series") will be issued under and pursuant to an indenture (the "Indenture") between a trust established by the Depositor (the "Trust") and an indenture trustee to be named therein (the "Indenture Trustee"). The Trust will be established pursuant to a deposit trust agreement (the "Trust Agreement") among the Depositor, an eligible lender trustee to be named therein (the "Eligible Lender Trustee"), and a Delaware trustee to be named therein (the "Delaware Trustee").

            We have examined the prospectus and form of prospectus supplement related thereto contained in the Registration Statement. In addition, we have reviewed (i) the form of the Trust Agreement; (ii) the form of the Indenture, including the forms of Notes attached as exhibits thereto; (iii) the form of the Transfer and Servicing Agreement, including the Standard Terms thereto, among the Depositor, the Eligible Lender Trustee, the Trust to be named therein, and a master servicer and administrator to be named therein (the "Transfer and Servicing Agreement"); (iv) the form of the Sales Agreement among Crestar Bank, as transferor (the "Transferor"), the Depositor and the Eligible Lender Trustee (the "Sales Agreement," and, together with the Trust Agreement, the Indenture, and the Transfer and Servicing Agreement, the "Agreements"); and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.
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            In arriving at the opinions  expressed  below,  we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the parties thereto for such Series of Notes and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Notes will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, that Notes will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of Notes comply (without waiver) with all of the provisions of the related Agreements and the other documents prepared and executed in connection with such transactions.


            As tax counsel to the Depositor, we have considered certain federal income tax aspects of the proposed issuance of the Notes of each Series. In particular, we have considered the material federal income tax consequences for holders of the Notes and have reviewed the description of the material federal income tax consequences for holders of the Notes that appears in the prospectus under the caption "Federal Income Tax Consequences", forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Notes, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm that the discussion under the caption "Federal Income Tax Consequences" in the prospectus, forming a part of the Registration Statement is the opinion of Hunton & Williams as to the material federal income tax consequences associated with the purchase, ownership and disposition of the Notes. You should be aware that this opinion represents our conclusions as to the application of existing law to the purchase, ownership and disposition of the Notes. This opinion is effective as of the date of issuance of any Series of Notes, subject to the limitation set forth herein regarding our participation as tax counsel to the Depositor, provided that a new opinion will be rendered by us upon any material change in law prior to the issuance of Notes for which we act as special tax counsel to the Depositor, and such new opinion must be filed as an exhibit to the Registration Statement in a post-effective amendment thereto or by the Depositor under cover of Form 8-K. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.


            This opinion is based on the facts and circumstances set forth in the Registration Statement, in the prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Notes as a result of changes in law subsequent to the date hereof. Furthermore, we express no opinion with respect to any Series of Notes for which we do not act as tax counsel to the Depositor.
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            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

            No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Notes under the laws of Virginia or any other state.

                                    Very truly yours,



                                    /s/ Hunton & Williams
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